SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

THE MONY GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

The MONY Group Inc. sent the following brochure to its stockholders on or about February 2, 2004.

The MONY Group Inc.

1740 Broadway

New York, NY 10019

www.mony.com

Important Legal Information

MONY has filed a definitive proxy statement and MONY intends to file other documents regarding the proposed acquisition of MONY by AXA Financial with the Securities and Exchange Commission (the “SEC”). Before making any voting or investment decisions, investors and security holders of MONY are urged to read the proxy statement regarding the acquisition, carefully in its entirety, because it contains important information about the proposed transaction. A definitive proxy statement has been sent to the stockholders of MONY seeking their approval of the transaction. Investors and security holders may obtain free copies of the definitive proxy statement, and other documents filed with, or furnished to, the SEC by AXA Financial and MONY at the SEC’s website at www.sec.gov. The definitive proxy statement and other documents may also be obtained for free from MONY and AXA Financial by writing to Shareholder Services, MONY, 1740 Broadway, New York, NY 10019; Attn. John MacLane (jmaclane@mony.com), or to AXA Financial, 1290 Avenue of the Americas, New York, NY 10104, Attn. Robert Walsh (Robert.Walsh@axa-financial.com).

ATTENTION: MONY STOCKHOLDERS WHO HAVE NOT YET VOTED

MONY TO MERGE WITH AXA FINANCIAL

The MONY Group Inc. stockholders are voting on an important proposal to merge MONY with a wholly owned subsidiary of AXA Financial. But, we have yet to receive your vote. The Board of Directors of MONY recommends that you vote “FOR” the merger.

$31.00 IN CASH FOR EACH OF YOUR MONY SHARES

If the merger is approved by stockholders and all of the remaining conditions to the merger are fulfilled, you will receive $31.00 in cash for each of your MONY shares.

SPECIAL MEETING OF STOCKHOLDERS

A special meeting of MONY stockholders will be held on February 24, 2004 to approve the merger, as described in MONY’s proxy materials previously sent to you.

YOUR VOTE IS IMPORTANT

Every single vote is important and, if you do not vote, it will have the same effect as a vote against the merger. Remember, if the merger is not approved, you will not receive $31.00 in cash for each of your MONY shares.

PLEASE VOTE TODAY.

YOU ARE A MONY STOCKHOLDER

You are a MONY stockholder and you have important rights, including the right to vote your MONY stock. Now, we are asking for your vote to make MONY a part of the AXA Financial family, one of the world’s premier financial services organizations, and make you eligible to receive $31.00 in cash for each of your MONY shares.

YOU ARE ELIGIBLE TO VOTE

If you received this brochure, together with a proxy card with your name printed on it, you are a MONY stockholder eligible to vote and receive $31.00 in cash for each of your MONY shares, if and when the merger is completed.

YOU HAVE NOT YET VOTED

The special meeting of stockholders is important to all MONY stockholders, large and small. Therefore, we are concerned that we have yet to receive your vote. Remember, if you continue to hold an insurance policy issued by MONY it will not be affected by the merger. In fact, we believe the proposed merger with AXA Financial will also offer greater opportunities to our policyholders, while continuing to provide the peace of mind you deserve.

VOTING IS SIMPLE - PLEASE VOTE TODAY

THREE EASY METHODS ARE AVAILABLE:

Vote by Proxy:

Sign, date and mail your enclosed proxy card using the postage-paid return envelope provided.

Vote by Telephone:

Easy instructions are enclosed.

Vote by Internet:

Easy instructions are enclosed.

Need help or have questions?

Call 1-800-488-8075 for assistance.